Exhibit 4.5
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
July  , 2006
DSW Inc.
4150 East 5th Avenue
Columbus, Ohio 43219
EXCHANGE REQUEST
Ladies and Gentlemen:
          As you are aware, Retail Ventures, Inc., an Ohio corporation (“RVI”), has entered into the Indenture, dated as of July    , 2006 (the “Indenture”), between RVI and HSBC Bank USA, National Association, as trustee (the “Trustee,” which term shall include any successor trustee appointed under the Indenture), in connection with the issuance and sale of RVI’s    % Mandatorily Exchangeable Notes Due           , 2011 (the “PIESK”). Pursuant to the terms and conditions set forth in the Indenture, the PIES are subject to exchange into Class A Common Shares, no par value per share (the “Class A Common Shares”), of DSW Inc., an Ohio corporation (“DSW”), and RVI has pledged        DSW Class B Common Shares, no par value per share (the “Class B Common Shares”), to HSBC Bank USA, National Association, as collateral agent under the Collateral Agreement, dated as of July    , 2006, among RVI, as pledgor, HSBC Bank USA, National Association, as collateral agent, the Trustee and HSBC Bank USA, National Association, as securities intermediary (the “Collateral Agreement”), to secure its obligations under the Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
          Pursuant to DSW’s Amended Articles of Incorporation and the Exchange Agreement, dated as of July 5, 2005, by and between RVI and DSW (the “Exchange Agreement”), the Class B Common Shares are exchangeable into an equal number of duly authorized, validly issued, fully paid and non-assessable Class A Common Shares upon request of RVI.
          RVI hereby instructs DSW that, upon surrender by the Trustee, of the certificate or certificates representing such Class B Common Shares to be exchanged, duly endorsed in blank, to the Secretary of DSW, accompanied by notice from the Trustee, substantially in the form of Annex A attached hereto (the “Notice”), DSW shall exchange the number of Class B Common Shares to be indicated in the Notice (which number shall equal the Exchange Number unless RVI has previously substituted Class A Common Shares for Class B Common Shares pursuant to Section 3.01(b) of the Indenture and as provided in Section 6(b) of the Collateral Agreement, in which case the number shall equal the Exchange Number less the number of shares so substituted) for an equal number of Class A Common Shares. Such Class A Common Shares shall be issued in the names indicated on such Notice.
          Such Notice shall be deemed to constitute an Exchange Request by RVI, as defined in Section I of the Exchange Agreement.
          Pursuant to Section III of the Exchange Agreement, DSW shall issue certificates registered in the name of RVI for the balance of any remaining Class B Common Shares if fewer than all of the Class B Common Shares represented by the certificate or certificates surrendered by the Trustee, to the Secretary of DSW are to be exchanged.
          Pursuant to Section III of the Exchange Agreement, the exercise of exchange rights shall be deemed to have been effected immediately prior to the close of business on the day on which the certificate or certificates representing the Class B Common Shares to be exchanged, accompanied by the Notice, are surrendered to the Secretary of DSW and, to the extent permitted by law, at such time the person or persons in whose name or names any certificate or certificates of Class A Common Shares are to be issued shall be deemed to have become holder or holders of record thereof for all purposes. As promptly as practicable after the surrender of the certificate or certificates representing the Class B Common Shares, accompanied by the Notice, but in any event not later than the second business day after the surrender of the certificate or certificates representing the Class B Common Shares, accompanied by the Notice, DSW shall deliver or cause to be delivered to the Trustee, a certificate or certificates for the number of whole Class A Common Shares issuable upon the exchange of such Class B Common Shares and any cash adjustment in lieu of any fractional Class A Common Share in an amount (computed to the nearest cent) equal to the value of such fractional share based upon the current market price of Class A Common Shares and as provided in Section IV of the Exchange Agreement.
          This request shall be irrevocable, until such time as RVI has provided to DSW a certificate of (a) the Collateral Agent certifying that RVI has substituted a number of Class A Common Shares equal to the Maximum Deliverable Number of Class A Common Shares for Class B Common Shares as Collateral pursuant to Section 3.01(b) of the Indenture and as provided in Section 6(b) of the Collateral Agreement or (b) the Trustee certifying that the Indenture has been satisfied and discharged in accordance with Section 6.01 of the Indenture.
          Notwithstanding anything to the contrary contained in any provision herein, all provisions are subject to the non-waivable rights of RVI and the duties of the Collateral Agent under the Uniform Commercial Code (the “UCC”). All provisions are to be construed, interpreted and enforced in accordance with the rights of RVI and the duties of the Collateral Agent under the UCC.

RETAIL VENTURES, INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

DSW INC.

By:

Name:
Title:

Annex A
HSBC Bank USA, National Association*
452 Fifth Avenue
New York, NY 10018
[Date]
DSW Inc.
4150 East 5th Avenue
Columbus, Ohio 43219
Ladies and Gentleman:
          HSBC Bank USA, National Association*, the trustee (the “Trustee”) under the Indenture, dated as of      , 2006 (the “Indenture”), between Retail Ventures, Inc., an Ohio corporation (“RVI”) and Trustee, acting pursuant to the Indenture and in the absence of any written notice by RVI that it will settle its      % Mandatorily Exchangeable Notes Due      , 2011 (the “PIES”) in cash pursuant to Section 3.03(a) of the Indenture, hereby directs you, DSW Inc., an Ohio corporation (“DSW”), in accordance with the Exchange Request made by RVI to DSW, dated July  , 2006 (“the “Exchange Request”), to exchange ______Class B Common Shares, no par value per share, of DSW (the “Class B Common Shares”) for an equal number of duly authorized, validly issued, fully paid and non-assessable Class A Common Shares, no par value per share, of DSW (the “Class A Common Shares”) in connection with the exchange of $______ aggregate principal amount of PIES into Class A Common Shares pursuant to the Indenture. The Class A Common Shares shall be issued in the name or names indicated on Schedule I to this notice.
          The certificate or certificates representing such Class B Common Shares to be exchanged, duly endorsed in blank, are attached to this notice and, pursuant to the Exchange Request, shall be deemed to be surrendered to the Secretary of DSW upon receipt.
          Pursuant to the Exchange Request, DSW shall issue certificates registered in the name of RVI for the balance of any remaining Class B Common Shares if fewer than all the Class B Common Shares represented by the certificate or certificates surrendered hereby are to be exchanged.
          Pursuant to the Exchange Request and Section III of the Exchange Agreement, dated as of July 5, 2005, by and between RVI and DSW (the “Exchange Agreement”), this exercise of exchange rights shall be deemed to have been effected immediately prior to the close of business on the day on which this notice and surrender to the Secretary of DSW of the certificate or certificates representing the Class B Common Shares to be exchanged and, to the

*	Name and address to be changed if a successor Trustee is appointed under the Indenture.

*	Name to be changed if a successor Trustee is appointed under the Indenture.

extent permitted by law, at such time the person or persons in whose name or names any certificate or certificates of Class A Common Shares are to be issued shall be deemed to have become holder or holders of record thereof for all purposes. As promptly as practicable after this notice and surrender of Class B Common Shares, but in any event not later than the second business day after this notice and surrender of Class B Common Shares, DSW shall deliver or cause to be delivered to the Trustee, a certificate or certificates for the number of whole Class A Common Shares issuable upon the exchange of such Class B Common Shares and any cash adjustment in lieu of any fractional Class A Common Share in an amount (computed to the nearest cent) equal to the value of such fractional share based upon the current market price of Class A Common Shares and as provided in Section IV of the Exchange Agreement.

HSBC BANK USA, NATIONAL ASSOCIATION*

By:

Name:
Title:

*	Name to be changed if a successor Trustee is appointed under the Indenture.

SCHEDULE I

Number of Class A Common Shares of DSW	Name